EXHIBIT 23.1





                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Hawthorne Financial Corporation of Registration Statement No. 333-23587 and on Form S-8 of our report dated January 30, 1998, appearing in the Annual Report on Form 10-K of Hawthorne Financial Corporation for the year ended December 31, 1997, as amended.



 /S/ DELOITTE & TOUCHE LLP
July 23, 1998
Los Angeles, California